SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Motorola, Inc.

(Name of Registrant as Specified In Its Charter)

Carl C. Icahn
Icahn Partners LP
Icahn Partners Master Fund LP
Icahn Partners Master Fund II LP
Icahn Partners Master Fund III LP
High River Limited Partnership
Barberry Corp.
Hopper Investments LLC
Icahn Offshore LP
Icahn Onshore LP
Icahn Partners Holding L.P.
IPH GP LLC
Icahn Enterprises Holding L.P.
Icahn Enterprises G.P. Inc.
Beckton Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

On November 30, 2007, Carl C. Icahn issued a press release regarding Motorola Inc. A copy of the press release is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF MOTOROLA, INC. WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF MOTOROLA, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY MR. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2007 WITH RESPECT TO MOTOROLA, INC. THAT SCHEDULE 14A RELATES TO THE PREVIOUS PROXY SOLICITATION AND IT IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE.

EXHIBIT 1

Icahn Reacts to Replacement of Zander

New York, NY, November 30, 2007. Carl Icahn commented today on the announcement by Motorola, Inc. (NYSE:MOT) that it was replacing Edward J. Zander as Motorola's CEO. Mr. Icahn stated as follows: "I believe that the replacement of Ed Zander as CEO is a positive step for Motorola, but that the action of the Board was long past due. As I said at Motorola's shareholder's meeting last year, although I like Ed Zander personally, I never thought that he was the right man for the job at Motorola. Further, I believe that the steps announced today do not even begin to address the major problems at Motorola. In my opinion, Motorola should be split into separate companies: a mobile devices company; an enterprise mobility company; a connected home company; and a company focused on mobile networks infrastructure. In particular, I believe that the best opportunity for the mobile devices' business to attract top flight management and to prosper and grow is to establish it as a stand alone business." Mr. Icahn further indicated that he continues to believe that Motorola has strong business components and great potential, but that it requires a complete restructuring to achieve that potential.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF MOTOROLA, INC. WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF MOTOROLA, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY MR. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2007 WITH RESPECT TO MOTOROLA, INC. THAT SCHEDULE 14A RELATES TO THE PREVIOUS PROXY SOLICITATION AND IT IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE.

Contact: Susan Gordon: (212) 702-4309